CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
              -----------------------------------------------------
                                       OF
                                       --
                                  NDS SOFTWARE
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         COME NOW, GREG JOHNSON, President, and WILLIAM R. TOMERLIN, Secretary,
         of NDS SOFTWARE, and pursuant to NRS Chapter 78, certify as follows:

                 1. That the Board of Directors of NDS SOFTWARE, by consent and without meeting as allowed under NRS 78.315 did unanimously approve an amendment to the Articles of Incorporation;

                 2. Approval of this action was obtained from the shareholders by unanimous written consent in the manner provided for under NRS 78.320;

                 3. The amendment to the Articles of Incorporation of NDS SOFTWARE that were filed with the Nevada Secretary of State's office on the 28th day of October, 1987, and as amended on February 27th 1989, and as amended on May 3, 1990, and as amended on December 31, 1990, is as follows:

                   "FOURTH: The total authorized stock of this corporation shall be 20,000 shares common stock, with no par value. The common stock of this corporation shall be non-assessable and shall be fully paid when issued."


                                            /s/ Greg Johnson
                                            ------------------------------
                                            GREG JOHNSON, PRESIDENT
                                            NDS SOFTWARE

                                            /s/ William R. Tomerlin
                                            ------------------------------
                                            WILLIAM R. TOMERLIN, SECRETARY
                                            NDS SOFTWARE



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         STATE OF NEVADA   )
                           :
         Carson City       )

On this 13th day of September, 1993, personally appeared before me, the undersigned notary public, GREG JOHNSON and WILLIAM R. TOMERLIN, known to me to be the president and secretary, of NDS SOFTWARE, who executed the foregoing instrument on behalf of said corporation, and who acknowledged to me that they executed the same freely and voluntarily and for the uses purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office the day and year in this certificate first above written.


                                            /s/ Karen D. Creasey
                                            ----------------------
                                            NOTARY PUBLIC